CERTIFICATE OF AMENDMENT OF
                                   BY-LAWS OF
                           CALIFORNIA INVESTMENT TRUST

The undersigned Trustees of California Investment Trust, a Massachusetts business trust (the "Trust"), constituting at least a majority of the Trustees of the Trust, do hereby certify and consent to the following:

      1. They constitute a majority of the Board of Trustees of CALIFORNIA INVESTMENT TRUST.

      2. Pursuant to Article IX, Section 2 of the By-Laws of the Trust (the "By-Laws"), they hereby adopt the following amendment to the By-Laws:

                  a. Article III, Section 2 of the By-Laws is hereby amended to read as follows:

                  "Section 2. NUMBER AND QUALIFICATION OF TRUSTEES . The authorized number of trustees shall be not less than three (3) nor more than ten (10). The exact number of trustees within the limits specified shall be as fixed from time to time by the Trustees."

IN WITNESS WHEREOF, the Trustees named below do hereby set their hands as of the 14th day of February, 2006.

/s/ Stephen C. Rogers                       /s/ James W. Miller, Jr.
----------------------                      ------------------------
Stephen C. Rogers                           James W. Miller, Jr.
Chairman                                    Trustee

/s/ Harry Holmes                            /s/ John B. Sias
----------------------                      ------------------------
Harry Holmes                                John B. Sias
Trustee                                     Trustee

                           CERTIFICATE OF AMENDMENT OF
                      AGREEMENT AND DECLARATION OF TRUST OF
                           CALIFORNIA INVESTMENT TRUST

The undersigned Trustees of California Investment Trust, a Massachusetts business trust (the "Trust"), constituting at least a majority of the Trustees of the Trust, do hereby certify and consent to the following:

      1. They constitute a majority of the Board of Trustees of CALIFORNIA INVESTMENT TRUST.

      2. They hereby adopt the following amendment to the Agreement and Declaration of Trust of the Trust:

                  a. Article III, Section 6(d) is hereby amended to read as follows:

                  "(d) VOTING. All Shares of the Trust entitled to vote on a matter shall vote separately by Series. That is, the Shareholders of each Series shall have the right to approve or disapprove matters affecting each respective Series as if the Series were separate companies. There are however two exceptions to voting by separate Series. First if the 1940 Act requires all Shares of the Trust to be voted in the aggregate without differentiation between the separate Series or where the matter is a Trust-wide matter affecting the Trust such as the election of Trustees, then all the Trust's Shares shall be entitled to vote on a one-vote-per-Share basis. Second, if any matter affects only the interests of some but not all Series, then only such affected Series shall be entitled to vote on the matter."

                  b. Article IV, Section 1 is hereby amended to read as follows:

                  "SECTION 1. NUMBER, ELECTION AND TENURE. The number of Trustees shall be as fixed from time to time by the Trustees, provided, however, that the number of Trustees shall in no event be less than three nor more than 10. The initial Trustees shall be John R. Hill, Harry Holmes, Phillip W. McClanahan, and Richard F. Shelton. The Trustees may fill vacancies in the Trustees or remove Trustees with or without cause. Each Trustee shall serve during the continued lifetime of the Trust until he dies, resigns or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his successor. Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal. The Shareholders may fix the number of Trustees and elect Trustees at any meeting of Shareholders called by the Trustees for that purpose."

      3. It is the determination of the Trustees that approval of the shareholders of the Trust is not required by the Investment Company Act of 1940, as amended, or other applicable law. These amendments are made pursuant to Article III, Section 5 and Article VIII,
            Section 8 of the Agreement and Declaration of the Trust which empowers the Trustees to change any of the provisions set forth in paragraphs (a) through (i) of Section 6 of Article III and, in general, to amend the Agreement and Declaration of Trust, respectively.


IN WITNESS WHEREOF, the Trustees named below do hereby set their hands as of the 14th day of February, 2006.

/s/ Stephen C. Rogers                       /s/ James W. Miller, Jr.
----------------------                      ------------------------
Stephen C. Rogers                           James W. Miller, Jr.
Chairman                                    Trustee

/s/ Harry Holmes                            /s/ John B. Sias
----------------------                      ------------------------
Harry Holmes                                John B. Sias
Trustee                                     Trustee